Exhibit 99

MORTGAGE AND OTHER NOTES PAYABLE
INCLUDING WEIGHTED AVERAGE INTEREST RATES AT SEPTEMBER 30, 2007
(in millions of dollars, amounts may not add due to rounding)

			Beneficial	Effective		LIBOR
		100%	Interest	Rate	(a)	Rate
		9/30/07	9/30/07	9/30/07		Spread	2007	2008	2009		2010	2011	2012	2013	2014	2015	2016	2017	Total
Consolidated Fixed Rate Debt:
Beverly Center		340.0	340.0	5.28%			1.2	5.0	5.4		5.7	6.0	6.3	6.6	303.8				340.0
Cherry Creek Shopping Center	50.00%	280.0	140.0	5.24%													140.0		140.0
Great Lakes Crossing		141.1	141.1	5.25%			0.6	2.6	2.7		2.9	3.0	3.2	126.0					141.1
International Plaza (b)	50.10%	176.1	88.2	4.37%	(c)		0.4	87.8											88.2
MacArthur Center	95.00%	136.2	129.5	6.89%	(d)		0.7	2.8	3.0		122.9								129.5
Northlake Mall		215.5	215.5	5.41%													215.5		215.5
Regency Square		77.0	77.0	6.75%			0.3	1.2	1.3		1.4	72.8							77.0
Stony Point Fashion Park		110.8	110.8	6.24%			0.4	1.5	1.6		1.8	1.9	2.0	2.1	99.5				110.8
The Mall at Short Hills		540.0	540.0	5.47%												540.0			540.0
The Mall at Wellington Green	90.00%	200.0	180.0	5.44%												180.0			180.0
The Pier Shops at Caesars	77.50%	135.0	104.6	6.01%														104.6	104.6
Total Consolidated Fixed		2,351.6	2,066.6				3.7	100.9	14.1		134.6	83.7	11.4	134.8	403.3	720.0	355.5	104.6	2,066.6
Weighted Rate		5.50%	5.56%				5.69%	4.57%	5.87%		6.78%	6.58%	5.44%	5.27%	5.52%	5.46%	5.34%	6.01%

Consolidated Floating Rate Debt:
Dolphin Mall (e)		139.0	139.0	6.37%	(f)	0.70%			139.0	(e)									139.0
Fairlane Town Center (e)		80.0	80.0	6.37%	(f)	0.70%			80.0	(e)									80.0
The Mall at Partridge Creek		51.2	51.2	6.91%	(f)	1.15%					51.2								51.2
TRG Revolving Credit		26.3	26.3	6.13%	(g)				26.3										26.3
Twelve Oaks Mall (e)		21.0	21.0	6.37%	(f)	0.70%			21.0	(e)									21.0
Other		0.6	0.3	7.75%			0.0	0.1	0.1										0.3
Total Consolidated Floating		318.1	317.8				0.0	0.1	266.5		51.2	0.0	0.0	0.0	0.0	0.0	0.0	0.0	317.8
Weighted Rate		6.44%	6.43%				7.75%	7.75%	6.34%		6.91%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Total Consolidated		2,669.7	2,384.5				3.7	101.0	280.5		185.8	83.7	11.4	134.8	403.3	720.0	355.5	104.6	2,384.5
Weighted Rate		5.61%	5.67%				5.71%	4.57%	6.32%		6.81%	6.58%	5.44%	5.27%	5.52%	5.46%	5.34%	6.01%

Joint Ventures Fixed Rate Debt:
Arizona Mills	50.00%	136.5	68.2	7.90%			0.2	0.9	1.0		66.0								68.2
Fair Oaks	50.00%	140.0	70.0	6.60%				70.0											70.0
The Mall at Millenia	50.00%	210.0	105.0	5.46%				0.9	1.4		1.5	1.6	1.6	98.1					105.0
Sunvalley	50.00%	126.4	63.2	5.67%			0.3	1.1	1.2		1.2	1.3	58.2						63.2
Waterside Shops at Pelican Bay	25.00%	165.0	41.3	5.54%													41.3		41.3
Westfarms	78.94%	196.2	154.9	6.10%			0.6	2.6	2.7		2.9	3.1	142.9						154.9
Total Joint Venture Fixed		974.1	502.6				1.1	75.5	6.3		71.7	6.0	202.7	98.1	0.0	0.0	41.3	0.0	502.6
Weighted Rate		6.13%	6.18%				6.37%	6.57%	6.17%		7.73%	5.84%	5.97%	5.46%	0.00%	0.00%	5.54%	0.00%

Joint Ventures Floating Rate Debt:
Taubman Land Associates	50.00%	30.0	15.0	5.95%	(h)								15.0						15.0
Other		1.3	0.9	7.75%			0.1	0.3	0.3		0.1								0.9
Total Joint Venture Floating		31.3	15.9				0.1	0.3	0.3		0.1	0.0	15.0	0.0	0.0	0.0	0.0	0.0	15.9
Weighted Rate		6.02%	6.05%				7.75%	7.75%	7.75%		7.75%	0.00%	5.95%	0.00%	0.00%	0.00%	0.00%	0.00%

Total Joint Venture		1,005.4	518.5				1.2	75.8	6.6		71.8	6.0	217.7	98.1	0.0	0.0	41.3	0.0	518.5
Weighted Rate		6.13%	6.18%				6.49%	6.58%	6.24%		7.73%	5.84%	5.97%	5.46%	0.00%	0.00%	5.54%	0.00%

TRG Beneficial Interest Totals
Fixed Rate Debt		3,325.7	2,569.3				4.8	176.4	20.4		206.3	89.7	214.1	232.9	403.3	720.0	396.8	104.6	2,569.3
		5.69%	5.68%				5.85%	5.43%	5.96%		7.11%	6.53%	5.94%	5.35%	5.52%	5.46%	5.36%	6.01%
Floating Rate Debt		349.4	333.7				0.1	0.5	266.7		51.4	0.0	15.0	0.0	0.0	0.0	0.0	0.0	333.7
		6.40%	6.42%				7.75%	7.75%	6.34%		6.91%	0.00%	5.95%	0.00%	0.00%	0.00%	0.00%	0.00%
Total		3,675.1	2,903.0				5.0	176.8	287.1		257.6	89.7	229.1	232.9	403.3	720.0	396.8	104.6	2,903.0
		5.75%	5.76%				5.90%	5.43%	6.32%		7.07%	6.53%	5.94%	5.35%	5.52%	5.46%	5.36%	6.01%

			Average Maturity Fixed Debt				6
			Average Maturity Total Debt				6

(a)
Includes the impact of interest rate swaps, if any,  but does not include effect of amortization of debt issuance costs, losses on settlement of derivatives used to hedge the refinancing of certain fixed rate debt, or interest rate cap premiums.

(b)
The Company had entered into three forward starting swaps totaling $150 million (beneficial interest $75 million) to partially hedge the planned refinancing of International Plaza in January 2008.  Due to current refinancing conditions these swaps were sold in September for a $371,000 realized gain.

(c)	Debt is reduced by $0.04 million of purchase accounting discount from acquisition which increases the stated rate on the debt of 4.21% to an effective rate of 4.37%.
(d)	Debt includes $2.3 million of purchase accounting premium from acquisition which reduces the stated rate on the debt of 7.59% to an effective rate of 6.89%.
(e)	The facility is expected to be amended in November 2007 to increase the facility to $550 million and to extend the maturity date 2 years to February 2011 with a one year extension option.
(f)	The debt is floating month to month at LIBOR plus spread.
(g)	Rate floats daily.
(h)	Debt is swapped to an effective rate of 5.95% until maturity.